UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2007

__________________

CIRCUIT RESEARCH LABS, INC.

(Exact name of registrant as specified in its charter)

Arizona	1-11353	86-0344671

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7970 South Kyrene Road

Tempe, Arizona, 85284

 (Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 403-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(b) – Departure of Officer

On October 2, 2007, the appointment of Robert W. McMartin as the chief financial officer (principal financial officer) and executive vice president of the registrant was terminated by the Board of Directors of the registrant.  Mr. McMartin continues to serve as an employee of the registrant.

Item 5.02(c) – Appointment of New Officer

On October 2, 2007, the Board of Directors of the registrant elected Rebecca A. Nation to the position of chief financial officer (principal financial officer) on an interim basis, pending completion of a search for a new chief financial officer.  Ms. Nation, 41, has been employed by the registrant since 2000, initially as a marketing coordinator.  She served as a general accountant with the registrant from March 2001 to February 2002, as the human resources director since February 2002, and as vice president of administrative operations since March 2005.  She will continue to serve in her current positions while also serving as the interim CFO.  Ms. Nation and the registrant are parties to an employment agreement dated June 1, 2005, which provides that she will be paid an annual salary of not less than $75,000 and be employed as the Vice President Administrative Services.  During 2007, her annual salary under the employment agreement is $100,000.  The stated term of the employment agreement expires on May 31, 2010, unless terminated earlier as provided in the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCUIT RESEARCH LABS, INC.

Date: October 5, 2007	By: /s/ C. Jayson Brentlinger
Name: C. Jayson Brentlinger Title: President and Chief Executive Officer